UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2007

CAMINOSOFT CORP.
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-12312	95-3880130
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hampshire Road, Suite 105
Westlake Village, California 91361
(Address of principal executive offices and Zip Code)

(805) 370-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL AGREEMENT

Pursuant to Convertible Promissory Notes dated February 7, 2007 (the “Promissory Notes”) among Renaissance US Growth Investment Trust PLC (“RUSGIT”), US Special Opportunities Trust PLC, (“USSOT”) (collectively the “Lenders”), on the one hand, and CaminoSoft Corp. (“CaminoSoft”), on the other hand, the Lenders loaned $200,000 to CaminoSoft in the form of two $100,000 promissory notes. The Promissory Notes bear interest at the rate of 8% per annum and mature on May 7, 2007, at which time all principal and all accrued and unpaid interest will be due and payable in full. The obligations of CaminoSoft under the Promissory Notes are convertible in whole or in part at the holders discretion into shares of the Company’s common stock. The initial conversion price is $0.30 per share. Pursuant to Amendment No. 1 to Borrower’s Security Agreement dated February 7, 2007 (the “Amendment”) among CaminoSoft, Renaissance Capital Growth & Income Fund III, Inc., RUSGIT, USSOT and RENN Capital Group, as agent for Lenders, the Promissory Notes are subject to the Borrower’s Security Agreement.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Title
4.1 Convertible Promissory Note effective as of February 7, 2007
4.2 Convertible Promissory Note effective as of February 7, 2007
4.3 Amendment No. 1 to Borrower’s Security Agreement effective February 7, 2007

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of February, 2007.

CAMINOSOFT CORP.

By:	/s/ Stephen Crosson
Stephen Crosson Chief Financial Officer and Chief Operating Officer

3